UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 7, 2010

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—Unregistered Sales of Equity Securities

On April 7, 2010, the Company sold 2,000 shares of Class B Stock at a per share price of $2.50 to Dorothy Iudiciani for aggregate gross proceeds of $5,000. The shares were issued on May 12, 2010.

On April 7, 2010, the Company sold 2,000 shares of Class B Stock at a per share price of $2.50 to Bill Gaffney Sr. for aggregate gross proceeds of $5,000. The shares were issued on May 12, 2010.

On April 7, 2010, the Company sold 2,000 shares of Class B Stock at a per share price of $2.50 to Scott T. Marucci [Manucci as previously declared] for aggregate gross proceeds of $5,000. The shares were issued on May 12, 2010.

On April 9, 2010, the Company sold 1,000 shares of Class B Stock at a per share price of $2.50 to Soil Remediation Inc. for aggregate gross proceeds of $2,500. The shares were issued on May 12, 2010.

All such shares of Class B Preferred were issued in reliance upon exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities.

Each share of Class B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time after the date of issuance of such share at the office of the Corporation or any transfer agent for Preferred Stock, into the number of shares of Common Stock equal to the price of the Class B Preferred Stock as stated in Article IV, Section 3.6 of these Articles of Incorporation (subject to adjustment as may be determined by the Board of Directors from time to time), divided by the par value of the Common stock, $0.001 (the “Conversion Rate”).  Conversion of any share of Preferred Stock shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of such share of Preferred Stock of the holder’s intention to convert such share of Preferred Stock, together with such holder’s stock certificate or certificates evidencing such shares of Preferred Stock to be converted; provided that the Company may delay the Conversion date up to 30 days as necessary to amend these Articles of Incorporation pursuant to Section 4.4(c) of the Articles to create sufficient shares of Common Stock to consummate such conversion.

The Amended Articles of Incorporation were previously filed on Form 8-K dated March 5, 2010 in Exhibit 99.3.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: June 4, 2010	By:	/s/ John Rossi
John Rossi, President